SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 30, 2019

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Company does not undertake to update its forward-looking statements.

Item 3.03     Material Modification to Rights of Security Holders

On April 30, 2019, we filed a Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. effecting a 1-for-500 reverse stock split pursuant to which each five hundred (500) shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the filing automatically and without any action on the part of the respective holders thereof, was combined and reclassified into one (1) share of Common Stock, par value $0.001 per share. For details, please refer to Item 5.03 below.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

One-for-Five Hundred Reverse Stock Split is Effected April 30, 2019

On April 30, 2019, we filed a Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. effecting a 1-for-500 reverse stock split pursuant to which each five hundred (500) shares of the Company’s Common Stock, par value $0.001 per share (“Old Common Stock”), issued and outstanding immediately prior to the filing automatically and without any action on the part of the respective holders thereof, was combined and reclassified into one (1) share of Common Stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of New Common Stock to any stockholder who would have been entitled to receive a fractional share of New Common Stock as a result of the Reverse Stock Split.

Each stock certificate that, immediately prior to the filing, represented shares of Old Common Stock, automatically and without the necessity of presenting the same for exchange, now represents that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate have been reclassified (including any full shares of New Commons Stock issued with respect to fractional shares of Old Common Stock as set forth above).

Each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. The Company’s transfer agent will be sending letters of transmittal for stockholders of record to use in obtaining new share certificates.

The total number of shares of all classes of stock which the Company has the authority to issue remains at 610,000,000 shares, which are divided into two classes consisting of: (a) 600,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

A copy of the amendment to the Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

The following exhibits are filed with this Current Report:

4.1	Certificate of Amendment to the Certificate of Incorporation of GeoVax Labs, Inc. filed April 30, 2019
4.2	Form of Stock Certificate to be issued after April 30, 2019 to represent the Company’s Common Stock, par value $0.001 per share

[Signatures on Following Page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2019

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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